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                                                                    Exhibit 23.4

                                                          [ARTHUR ANDERSEN LOGO]

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
June 1, 2001